EXHIBIT 99.1

City National Corp. Reports First-Quarter 2010 Net Income of $15.7 Million

Average deposits grow 31 percent to a record $16.9 billion

Credit quality improves; Provision, net charge-offs and nonperforming assets decline

LOS ANGELES April 29, 2010 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2010 net income of $15.7 million, up 110 percent from $7.5 million in the first quarter of 2009.

First-quarter 2010 net income available to common shareholders was $10.0 million, or $0.19 per share, up from $2.0 million, or $0.04 per share, in the first quarter of 2009. First-quarter 2010 results included a noncash charge of $3.8 million, or $0.07 per share, for the repurchase of $200 million of preferred stock issued to the U.S. Treasury Department.

FIRST-QUARTER 2010 HIGHLIGHTS

  City National's first-quarter operating revenue (excluding securities transactions) grew 21 percent from the first quarter of 2009.1 Including securities transactions, revenue increased 31 percent to $252.4 million.
  Fully taxable-equivalent net interest income amounted to $178.8 million, up 21 percent from the same period last year and 8 percent from the fourth quarter of 2009. City National's net interest margin averaged 3.97 percent in the first quarter of 2010, up from 3.74 percent in the fourth quarter of 2009 due largely to strong deposit growth and the company's fourth-quarter 2009 acquisition of Imperial Capital Bank.
  Average deposit balances, including those acquired from Imperial Capital Bank, grew to a record $16.9 billion, up 31 percent from $12.8 billion in the first quarter of 2009 and 7 percent from $15.7 billion in the fourth quarter of last year. At March 31, 2010, deposits from Imperial Capital Bank totaled $919.7 million. Average core deposits were up 37 percent from the year-ago period and 8 percent from the fourth quarter of 2009, reaching a record $15.6 billion or 93 percent of average deposits.
  Average loans, excluding Imperial Capital Bank loans covered by City National's loss-sharing agreement with the FDIC, were $11.9 billion, down 4 percent from the same period last year and 1 percent from the fourth quarter of 2009.
  First-quarter 2010 net income includes a $55 million provision for credit losses, 31 percent lower than it was in the fourth quarter of 2009. The first-quarter provision added $5.5 million, after net charge-offs, to the company's allowance for loan and lease losses. Net charge-offs declined 16 percent from the fourth quarter of 2009, while nonperforming assets, excluding FDIC-covered assets, declined 12 percent.
  On March 4, 2010, City National repurchased $200 million in TARP preferred securities – the remaining half of a $400 million investment made in the company by the U.S. Treasury Department in November 2008.  The transaction completed City National's repurchase of all preferred shares held by the federal government. The company repurchased the first $200 million of these securities on December 30, 2009.  On April 8, 2010, City National repurchased all outstanding TARP warrants issued to the U.S. Treasury Department. The purchase price for the warrants was $18.5 million.
  City National remains well-capitalized. Its ratio of total capital to risk-based assets at March 31, 2010 was 14.4 percent, compared to 13.6 percent at March 31, 2009, and 15.2 percent at December 31 of last year. Its first-quarter ratio of Tier 1 common shareholders' equity to risk-based assets was 9.4 percent, compared to 8.6 percent at March 31, 2009, and 8.9 percent at December 31 of last year. 1
  On April 21, 2010, City National's Board of Directors maintained a quarterly common stock cash dividend of $0.10 per share. It is the 16th consecutive year that City National has paid a dividend every quarter.

"In the first quarter of 2010, City National delivered another quarter of increasing profitability, improving credit quality and growing deposits," said President and Chief Executive Officer Russell Goldsmith. "In addition, we successfully integrated our acquisition of Imperial Capital Bank, adding a net total of three new branches in Beverly Hills, Costa Mesa and San Francisco for an overall total of 67.

"With TARP behind us, credit quality showing signs of improvement, and the national economy continuing to recover, we expect enhanced profitability in the remainder of 2010."

	For the three months ended March 31,
Dollars in millions, except per share	2010	2009	% Change	For the three months ended December 31, 2009	% Change
Earnings Per Share	$ 0.19	$ 0.04	375	$ 0.38	(50)

Net Income Attributable to CNC	$ 15.7	$ 7.5	110	$ 29.1	(46)
Less: Dividends and Accretion on Preferred Stock	5.7	5.5	4	9.4	(39)
Net Income Available to Common Shareholders	$ 10.0	$ 2.0	410	$ 19.7	(49)

Average Assets	$ 20,267.2	$ 16,411.2	23	$ 19,095.2	6
Return on Average Assets	0.31%	0.18%	72	0.60%	(48)
Return on Average Common Shareholders' Equity	2.20%	0.49%	349	4.27%	(48)

ASSETS

Total assets at March 31, 2010 were $20.1 billion, up 19 percent from the first quarter of 2009, largely reflecting the company's strong deposit growth as well as its acquisition of Imperial Capital Bank. Total assets were down 5 percent from the fourth quarter of last year, primarily due to lower loan demand and the continuing reduction of troubled assets.

REVENUE

Revenue for the first quarter of 2010 was $252.4 million, up 31 percent from the first quarter of 2009 but down 8 percent from the fourth quarter of last year. First-quarter operating revenue (excluding securities transactions) grew 21 percent from the first quarter of 2009.1

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $178.8 million in the first quarter of 2010, up 21 percent from the first quarter of 2009 and 8 percent from the fourth quarter of last year. The year-over-year increase was due primarily to strong deposit growth and the company's acquisition of Imperial Capital Bank.

First-quarter average deposits grew to a record $16.9 billion, up 31 percent from the same period of 2009 and 7 percent from the fourth quarter of last year. Average core deposits were $15.6 billion in the first quarter of 2010, up 37 percent from the same period of 2009 and 8 percent from the fourth quarter of 2009.

First-quarter average noninterest-bearing deposits were up 27 percent from the same period of 2009 but down 3 percent from the fourth quarter of last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.1 billion in the first quarter of 2010, up 44 percent from the same period of 2009 and 2 percent from the fourth quarter of 2009 due to the addition of new clients, an increase in residential real estate activity and modest improvement in commercial real estate and apartment financing.

First-quarter average loan balances, excluding FDIC-covered loans, were $11.9 billion, down 4 percent from the first quarter of 2009 and 1 percent from the fourth quarter of last year. Commercial loans were down 4 percent from the same period last year and 1 percent the fourth quarter of 2009.

Commercial real estate and construction loans together were down 14 percent from the year-ago first quarter and 4 percent from the fourth quarter of 2009.  Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 3 percent from the year-ago period but virtually unchanged from the fourth quarter of 2009.

In the first quarter of 2010, the company renewed approximately $1.2 billion of loans and made approximately $572 million in new loan commitments. About $282 million of these new commitments were drawn down by clients.

Average securities for the first quarter of 2010 totaled $4.0 billion, up 67 percent from the same period last year and 4 percent from the fourth quarter of 2009. The increases reflected the company's strong deposit growth. The average duration of total available-for-sale securities at March 31, 2010 was 2.9 years, up from 2.5 years at the end of the first quarter of 2009 but unchanged from year end.

City National's net interest margin in the first quarter of 2010 averaged 3.97 percent, compared with 4.00 percent in first quarter of 2009 and 3.74 percent in the fourth quarter of 2009. The increase from the fourth quarter was largely due to a shift from lower yielding investments to higher yielding loans as a result of the company's acquisition of Imperial Capital Bank.

At March 31, 2010, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2009 and December 31, 2009.

	For the three months ended March 31,
Dollars in millions	2010	2009	% Change	For the three months ended December 31, 2009	% Change
Average Loans and Leases,
excluding Covered Loans	$ 11,944.3	$ 12,395.4	(4)	$ 12,100.4	(1)
Average Covered Loans	1,833.1	--	NM	263.7	595
Average Total Securities	4,036.4	2,417.1	67	3,877.9	4
Average Earning Assets	18,281.0	15,032.9	22	17,606.8	4
Average Deposits	16,864.2	12,841.1	31	15,729.9	7
Average Core Deposits	15,625.3	11,377.8	37	14,509.2	8
Fully Taxable-Equivalent
Net Interest Income	178.8	148.4	21	165.8	8
Net Interest Margin	3.97%	4.00%	(1)	3.74	6

NONINTEREST INCOME

Noninterest income was $76.9 million in the first quarter of 2010, up 63 percent from the year-ago period. The increase was due largely to a $1.1 million net gain on securities in the first quarter of 2010 compared with a $15.0 million net loss in the year-ago period. It also includes $9.1 million of income from the company's loss-sharing agreement with the FDIC. Noninterest income was down 31 percent from the fourth quarter of 2009, when City National recorded a $38.2 million pretax gain on its acquisition of Imperial Capital Bank.

At March 31, 2010, noninterest income accounted for 30 percent of City National's total revenue, up from 25 percent at March 31, 2009.

Wealth Management

City National's assets under management totaled $35.8 billion as of March 31, 2010, up 26 percent from the same period of 2009 and 2 percent from the fourth quarter of last year. The year-over-year increase is due primarily to higher equity market values and the July 21, 2009 Lee Munder Capital Group acquisition, which were offset by the deconsolidation of an affiliate's assets under management during the fourth quarter of 2009.

Trust and investment fees were $33.5 million, up 30 percent from the first quarter of 2009, but down 1 percent from the fourth quarter of last year. The year-over-year increase was due primarily to the Lee Munder Capital Group acquisition and improving market conditions. Brokerage and money market mutual fund fees totaled $5.3 million, down 46 percent from the year-ago period and 4 percent from fourth quarter. These declines were due to historically low interest rates on government and other quality short-term bonds, as investment fees were reduced to maintain a positive yield for fund investors. Additionally, brokerage fees declined significantly from the year-ago period, reflecting reduced spreads and transaction activity.

	At or for the three months ended March 31,
Dollars in millions	2010	2009	% Change	At or for the three months ended December 31, 2009	% Change

Trust and Investment Fee Revenue	$ 33.5	$ 25.9	30	$ 33.7	(1)
Brokerage and Mutual Fund Fees	5.3	9.8	(46)	5.5	(4)
Assets Under Management (1)(2)	35,783.4	28,414.0	26	35,238.8	2
Assets Under Management or Administration (1)(2)	55,844.3	45,722.2	22	55,119.4	1

(1) Excludes $12.7 billion, $11.5 billion, and $4.5 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of March 31, 2010, December 31, 2009, and March 31, 2009, respectively.

(2) Excludes $2.1 billion and $1.9 billion of assets under management and administration as of March 31, 2010 and December 31, 2009, respectively, for an asset manager that City National deconsolidated effective November 1, 2009.

Other Noninterest Income

Income from cash management and deposit transaction fees was down 5 percent from the same period of last year, but up slightly from the fourth quarter of 2009. The year-over-year decline was due to lower client transaction volumes.

Fee income from foreign exchange services and letters of credit totaled $6.5 million in the first quarter, virtually unchanged from the year-earlier period but down 24 percent from the fourth quarter of last year.  The decrease was due in large part to higher seasonal demand for foreign exchange services in the last three months of the year, as clients close-out positions and settle year-end obligations.

Other income was $8.1 million in the first quarter, up 35 percent from the year-ago period and 223 percent from the fourth quarter of 2009. Fourth-quarter results included charges for the impairment of private equity investments and the deconsolidation of an investment affiliate.

NONINTEREST EXPENSE

City National's first-quarter noninterest expense amounted to $175.9 million, up 32 percent from the first quarter of 2009. This increase was due largely to the acquisitions of Imperial Capital Bank, Lee Munder Capital Group and the bank's new branch in San Jose, Calif., during 2009.  It also reflects increased compensation expense as well as an additional $17.1 million for other real estate owned (OREO) properties and a $3.5 million increase in FDIC costs. Approximately $7.4 million of the OREO increase is related to the Imperial Capital acquisition. Eighty percent – or $5.9 million – of this amount is reimbursed to the company and reflected in noninterest income from the FDIC loss-sharing agreement.

Noninterest expense increased 10 percent from the fourth quarter of last year, due primarily to higher personnel costs, other real estate owned expense, FDIC assessments and the acquisition of Imperial Capital Bank.

CREDIT QUALITY

The following credit quality information excludes Imperial Capital Bank loans subject to City National's loss-sharing agreement with the FDIC:

Net loan charge-offs in the first quarter of 2010 totaled $49.5 million, or 1.68 percent of average total loans and leases on an annualized basis. Net charge-offs were $33.6 million, or 1.10 percent of total loans and leases, in the first quarter of 2009 and $58.7 million, or 1.93 percent, in the fourth quarter of 2009.

At March 31, 2010, nonperforming assets amounted to $388.0 million, or 3.30 percent of the company's total loans and leases and other real estate owned (OREO), down from $442.0 million, or 3.62 percent, at December 31, 2009 but up from $326.3 million, or 2.65 percent, at March 31, 2009. Nonaccrual loans at March 31, 2010 were $330.0 million, down from $388.7 million at December 31, 2009 but up from $313.6 million at March 31, 2009.

	As of March 31, 2010		As of December 31, 2009		As of March 31, 2009
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial Loans	$ 4,424.2	$ 73.8	$ 4,709.7	$ 82.0	$ 4,708.6	$ 56.2
Commercial Real Estate Mortgages	2,121.9	66.2	2,161.4	76.0	2,174.0	16.9
Residential Mortgages	3,514.2	12.0	3,533.4	15.5	3,413.5	13.3
Real Estate Construction Loans	730.7	165.0	835.6	202.6	1,189.6	223.4
Equity Lines of Credit	733.6	4.1	734.2	3.4	651.1	2.4
Other Loans	164.9	8.9	172.6	9.2	168.3	1.4
Total Loans (1)	$ 11,689.5	$ 330.0	$ 12,146.9	$ 388.7	$ 12,305.1	$ 313.6

Other Real Estate Owned (1)		58.0		53.3		12.6

Total Nonperforming Assets, excluding Covered Assets		$ 388.0		$ 442.0		$ 326.2

(1) Excludes covered loans of $1.8 billion at March 31, 2010 and December 31, 2009 and covered other real estate owned of $77.5 million and $60.6 million at March 31, 2010 and December 31, 2009, respectively.

City National's first-quarter provision of $55 million added $5.5 million, after net charge-offs, to the company's allowance for loan and lease losses. City National recorded provisions of $50 million in the first quarter of 2009 and $80 million in the fourth quarter of the year.

At March 31, 2010, City National's allowance for loan and lease losses increased to $292.8 million, or 2.50 percent of total loans and leases. That compares with $241.6 million, or 1.96 percent, at the end of the first quarter of 2009 and $288.5 million, or 2.38 percent at December 31, 2009. The company also maintains an additional $18.5 million in reserves for off-balance-sheet credit commitments.

City National's provision reflects management's continuing assessment of the loan portfolio's credit quality, which is affected by a broad range of economic factors. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size.

Commercial Loans

Commercial loans accounted for $13.5 million of City National's net charge-offs in the first quarter of this year, down from $18.5 million in the year-earlier period and $23.1 million in the fourth quarter of 2009.

Commercial loans on nonaccrual totaled $73.8 million at March 31, 2010, compared to $56.2 million at March 31, 2009, and $82.0 million at the end of 2009. These loans are not concentrated in any particular industry.

Construction Loans

City National's $730.7 million commercial real estate construction portfolio includes loans to developers of residential and nonresidential properties. This portfolio has been reduced 39 percent since March 31, 2009.

First-quarter net charge-offs of construction loans were $14.2 million, up 1 percent from the first quarter of 2009, but down 49 percent from $27.6 million in the fourth quarter of 2009. At March 31, 2010, construction loans on nonaccrual totaled $165.0 million, down from $223.4 million at March 31, 2009 and $202.6 million at December 31, 2009.

The company's portfolio of loans to residential developers showed further signs of improvement through the first quarter of this year. At March 31, 2010, loans to homebuilders totaled $236 million, down from $264 million in the fourth quarter of 2009. These loans now equal 2 percent of City National's $11.7 billion loan portfolio, excluding loans covered by the FDIC loss-sharing agreement. (The company's portfolio of loans to homebuilders includes $67 million of loans in the bank's commercial loan portfolio.) Loans to homebuilders accounted for 36 percent of all construction loans on nonaccrual at March 31, 2010.

The remainder of City National's construction portfolio consists of loans to developers of non-residential projects, and this sector continued to show some signs of stress. Nonresidential construction loans amounted to $565 million at March 31, 2010, down from $846 million at March 31, 2009 and $649 million at December 31, 2009. First-quarter 2010 net charge-offs totaled $13 million, up from $4 million in the first quarter of 2009 and $10 million in the fourth quarter of 2009. Those on nonaccrual were $105 million, up from $69 million at March 31, 2009 but down from $148 million at December 31, 2009.

Commercial Real Estate Mortgage Loans

First-quarter net charge-offs in the company's $2.1 billion commercial real estate mortgage portfolio were $15.0 million, compared with zero net charge-offs in the first quarter of 2009 and $5.3 million in the fourth quarter of 2009.  The increases reflect continued weakness in the commercial real estate sector, as evidenced by reductions in values and lease and sales activity.

Commercial real estate mortgage loans on nonaccrual totaled $66.2 million at March 31, 2010, compared with $16.9 million at March 31, 2009 and $76.0 million at December 31, 2009.

Residential Mortgage Loans

City National's $3.5 billion residential mortgage portfolio and $734 million home-equity portfolio continued to perform well.  First-quarter net charge-offs were $1.6 million, compared with $405,000 in the first quarter of 2009 and $1.2 million the fourth quarter of 2009. Residential mortgage loans on nonaccrual were $12.0 million at the end of the first quarter, down from $13.3 million in the year-earlier period and $15.5 million in the fourth quarter of 2009.

COVERED ASSETS

Loans and OREO assets acquired in City National's FDIC-assisted acquisition of Imperial Capital Bank totaled $1.9 billion at the end of the first quarter of 2010.

Under terms of its loss-sharing agreement with City National, the FDIC will reimburse the bank for 80 percent of all eligible losses under $649 million and 95 percent of eligible losses exceeding that amount.

For accounting purposes, loans subject to City National's loss-sharing agreement with the FDIC are generally considered accruing and performing. OREO assets acquired from Imperial Capital Bank and subject to the loss-sharing agreement totaled $77.5 million at March 31, 2010, up from $60.6 million at the end of 2009.

INCOME TAXES

City National's effective tax rate for the first quarter of 2010 was 20.6 percent, compared to 17.7 percent in the year-ago period. The higher tax rate for the first quarter of this year is attributable to higher pretax income.

CAPITAL LEVELS

City National remains well capitalized, ending the first quarter of 2010 with a tangible common shareholders' equity ratio of 6.7 percent, compared to 6.9 percent at March 31, 2009 and 6.2 percent at December 31, 2009. 1

Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2010 were 14.4 percent and 11.4 percent, respectively.  City National's Tier 1 leverage ratio at March 31, 2010 was 8.0 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2009 were 15.2 percent, 12.2 percent and 9.5 percent, respectively.

The period-end ratio of shareholders' equity to total assets at March 31, 2010 was 9.3 percent, compared to 12.1 percent at March 31, 2009 and 9.6 percent at December 31, 2009. The decline from the year-ago period reflects the company's third-quarter 2009 acquisition of Lee Munder Capital Group and its fourth-quarter acquisition of Imperial Capital Bank.

2010 OUTLOOK

Management continues to expect increased profitability in 2010 over 2009, as credit quality and the nation's economy continue to show signs of improvement.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2010 financial results.  The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (866) 393-6804 and enter Conference ID 63500999.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 67 offices, including 17 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City.  The company and its seven consolidated investment affiliates manage or administer $55.8 billion in client assets, including nearly $36 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the Company, for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) local, regional and international business, economic and political conditions, (2) volatility in financial markets, including capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation, (4) increases and required prepayments in Federal Deposit Insurance Corporation premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (5) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (6) incorrect assumption in the value of the loans acquired in the Imperial Capital Bank (ICB) acquisition resulting in greater than anticipated losses in the ICB loan portfolio exceeding the losses covered by the loss-sharing agreement with the FDIC, (7) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (8) adequacy of the company's enterprise risk management framework, (9) company's ability to increase market share and control expenses, (10) company's ability to attract new employees and retain and motivate existing employees, (11) increased competition in the company's markets, (12) changes in the financial performance and/or condition of the company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (13) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (14) changes in consumer spending, borrowing and savings habits, (15) soundness of other financial institutions which could adversely affect the company, (16) protracted labor disputes in the company's markets, (17) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (18) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (19) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and particularly, Item 1A, titled "Risk Factors."

1 For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months
For The Period Ended March 31,	2010	2009	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.19	$ 0.04	375
Diluted	0.19	0.04	375
Dividends	0.10	0.25	(60)
Book value	35.43	33.87	5

Results of Operations: (In millions)
Interest income	$ 202	$ 170	19
Interest expense	26	25	8
Net interest income	176	145	21
Net interest income (Fully taxable-equivalent)	179	148	21
Total revenue	252	192	31
Provision for credit losses	55	50	10
Net income attributable to City National Corporation	16	7	110
Net income available to common shareholders	10	2	410

Financial Ratios:
Performance Ratios:
Return on average assets	0.31%	0.18%
Return on average common shareholders' equity	2.20	0.49
Period-end equity to period-end assets	9.29	12.10
Net interest margin	3.97	4.00
Expense to revenue ratio	62.24	68.14
Capital Adequacy Ratios (Period-end):
Tier 1 leverage	8.03	10.04
Tier 1 risk-based capital	11.44	11.71
Total risk-based capital	14.42	13.55

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans	2.50%	1.96%
Nonaccrual loans	88.72	77.03
Nonperforming assets to:
Total loans and leases and other real estate owned, excluding covered assets	3.30	2.65
Total assets	1.93	1.93
Net charge-offs to average total loans and leases, excluding covered loans (annualized)	(1.68) %	(1.10) %

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,944	$ 12,395	(4)
Covered loans	1,833	--	NM
Interest-earning assets	18,281	15,033	22
Assets	20,267	16,411	23
Core deposits	15,625	11,378	37
Deposits	16,864	12,841	31
Interest-bearing liabilities	10,382	8,107	28
Common shareholders' equity	1,844	1,635	13
Total equity	2,003	2,050	(2)

Period-End Balances : (In millions)
Loans and leases, excluding covered loans	$ 11,690	$ 12,305	(5)
Covered loans	1,803	--	NM
Assets	20,066	16,934	19
Core deposits	15,829	12,252	29
Deposits	16,964	13,690	24
Common shareholders' equity	1,838	1,633	13
Total equity	1,863	2,049	(9)

Wealth Management: (In millions) (1)(2)
Assets under management	$ 35,783	$ 28,414	26
Assets under management or administration	55,844	45,722	22

(1) Excludes $12.7 billion and $4.5 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of March 31, 2010 and March 31, 2009, respectively.

(2) Excludes $2.1 billion of assets under management or administration as of March 31, 2010 for an asset manager that City National deconsolidated effective November 1, 2009.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands except per share data)	2010	2009	% Change
Interest income	$ 202,066	$ 169,491	19
Interest expense	26,561	24,594	8
Net Interest Income	175,505	144,897	21

Provision for Credit Losses	55,000	50,000	10

Noninterest Income
Trust and investment fees	33,509	25,869	30
Brokerage and mutual fund fees	5,281	9,757	(46)
Cash management and deposit transaction fees	12,576	13,223	(5)
International services	6,508	6,525	(0)
Bank-owned life insurance	678	863	(21)
FDIC loss sharing income, net	9,086	--	NM
Gain (loss) on securities	1,131	(14,967)	108
Other	8,104	6,025	35
Total noninterest income	76,873	47,295	63

Noninterest Expense
Salaries and employee benefits	95,661	78,252	22
Net occupancy of premises	12,905	12,261	5
Legal and professional fees	8,981	7,733	16
Information services	7,516	6,480	16
Depreciation and amortization	6,347	5,992	6
Amortization of intangibles	2,447	1,843	33
Marketing and advertising	5,248	4,676	12
Office services and equipment	3,798	3,604	5
Other real estate owned	17,197	94	18,195
FDIC assessments	6,521	3,068	113
Other	9,313	8,982	4
Total noninterest expense	175,934	132,985	32

Income Before Taxes	21,444	9,207	133

Applicable Income Taxes	4,418	1,632	171

Net Income	$ 17,026	$ 7,575	125

Less: Net income attributable to noncontrolling interest	1,328	115	1,055

Net income attributable to City National Corporation	$ 15,698	$ 7,460	110

Less: Dividends and accretion on preferred stock	5,702	5,501	4

Net income available to common shareholders	$ 9,996	$ 1,959	410

Other Data:
Earnings per common share - basic	$ 0.19	$ 0.04	375
Earnings per common share - diluted	$ 0.19	$ 0.04	375
Dividends paid per common share	$ 0.10	$ 0.25	(60)
Common dividend payout ratio	52.16%	619.32%	(92)
Return on average assets	0.31%	0.18%	72
Return on average common shareholders' equity	2.20%	0.49%	349
Net interest margin (Fully taxable-equivalent)	3.97%	4.00%	(1)
Full-time equivalent employees	2,983	2,933	2

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010	2009
(Dollars in thousands except per share data)	First Quarter	Fourth Quarter
Interest income	$ 202,066	$ 183,291
Interest expense	26,561	21,052
Net Interest Income	175,505	162,239

Provision for Credit Losses	55,000	80,000

Noninterest Income
Trust and investment fees	33,509	33,720
Brokerage and mutual fund fees	5,281	5,489
Cash management and deposit transaction fees	12,576	12,526
International services	6,508	8,591
Bank-owned life insurance	678	680
FDIC loss sharing income, net	9,086	723
Gain on securities	1,131	8,397
Gain on acquisition	--	38,206
Other	8,104	2,509
Total noninterest income	76,873	110,841

Noninterest Expense
Salaries and employee benefits	95,661	85,926
Net occupancy of premises	12,905	12,990
Legal and professional fees	8,981	12,323
Information services	7,516	7,021
Depreciation and amortization	6,347	7,802
Amortization of intangibles	2,447	2,120
Marketing and advertising	5,248	6,092
Office services and equipment	3,798	3,859
Other real estate owned	17,197	3,486
FDIC assessments	6,521	5,816
Other	9,313	11,809
Total noninterest expense	175,934	159,244

Income Before Taxes	21,444	33,836

Applicable Income Taxes	4,418	4,434

Net Income	$ 17,026	$ 29,402

Less: Net income attributable to noncontrolling interest	1,328	335

Net income attributable to City National Corporation	$ 15,698	$ 29,067

Less: Dividends and accretion on preferred stock	5,702	9,399

Net income available to common shareholders	$ 9,996	$ 19,668

Other Data:
Earnings per common share - basic	$ 0.19	$ 0.38
Earnings per common share - diluted	$ 0.19	$ 0.38
Dividends paid per common share	$ 0.10	$ 0.10
Common dividend payout ratio	52.16%	26.47%
Return on average assets	0.31%	0.60%
Return on average common shareholders' equity	2.20%	4.27%
Net interest margin (Fully taxable-equivalent)	3.97%	3.74%
Full-time equivalent employees	2,983	3,017

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2009
(Dollars in thousands except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Interest income	$ 183,291	$ 180,419	$ 175,876	$ 169,491	$ 709,077
Interest expense	21,052	19,078	20,300	24,594	85,024
Net Interest Income	162,239	161,341	155,576	144,897	624,053

Provision for Credit Losses	80,000	85,000	70,000	50,000	285,000

Noninterest Income
Trust and investment fees	33,720	32,289	25,184	25,869	117,062
Brokerage and mutual fund fees	5,489	6,041	6,645	9,757	27,932
Cash management and deposit transaction fees	12,526	13,142	12,778	13,223	51,669
International services	8,591	7,895	7,996	6,525	31,007
Bank-owned life insurance	680	639	871	863	3,053
FDIC loss sharing income, net	723	--	--	--	723
Gain (loss) on securities	8,397	2,667	1,744	(14,967)	(2,159)
Gain on acquisition	38,206	--	--	--	38,206
Other	2,509	6,172	9,039	6,025	23,745
Total noninterest income	110,841	68,845	64,257	47,295	291,238

Noninterest Expense
Salaries and employee benefits	85,926	80,937	75,834	78,252	320,949
Net occupancy of premises	12,990	12,613	12,559	12,261	50,423
Legal and professional fees	12,323	8,545	7,736	7,733	36,337
Information services	7,021	7,342	6,992	6,480	27,835
Depreciation and amortization	7,802	6,472	5,953	5,992	26,219
Amortization of intangibles	2,120	1,726	1,668	1,843	7,357
Marketing and advertising	6,092	4,615	4,743	4,676	20,126
Office services and equipment	3,859	3,610	3,922	3,604	14,995
Other real estate owned	3,486	2,231	2,155	94	7,966
FDIC assessments	5,816	5,308	13,861	3,068	28,053
Other	11,809	10,366	8,711	8,982	39,868
Total noninterest expense	159,244	143,765	144,134	132,985	580,128

Income Before Taxes	33,836	1,421	5,699	9,207	50,163

Applicable Income Taxes	4,434	(6,966)	(986)	1,632	(1,886)

Net Income	$ 29,402	$ 8,387	$ 6,685	$ 7,575	$ 52,049

Less: Net income (loss) attributable to noncontrolling interest	335	348	(88)	115	710

Net income attributable to City National Corporation	$ 29,067	$ 8,039	$ 6,773	$ 7,460	$ 51,339

Less: Dividends and accretion on preferred stock	9,399	5,502	5,501	5,501	25,903

Net income available to common shareholders	$ 19,668	$ 2,537	$ 1,272	$ 1,959	$ 25,436

Other Data:
Earnings per common share - basic	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Earnings per common share - diluted	$ 0.38	$ 0.05	$ 0.02	$ 0.04	$ 0.50
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.25	$ 0.55
Common dividend payout ratio	26.47%	205.08%	383.66%	619.32%	107.80%
Return on average assets	0.60%	0.18%	0.16%	0.18%	0.29%
Return on average common shareholders' equity	4.27%	0.56%	0.29%	0.49%	1.46%
Net interest margin (Fully taxable-equivalent)	3.74%	3.94%	3.98%	4.00%	3.91%
Full-time equivalent employees	3,017	2,891	2,866	2,933

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2010	2009
(In thousands)	First Quarter	Fourth Quarter
Assets
Cash and due from banks	$ 293,855	$ 364,483
Federal funds sold	50,000	5,000
Due from banks - interest-bearing	429,157	443,443
Securities-available-for-sale	3,928,481	4,306,758
Trading securities	68,405	154,302
Loans and leases:
Commercial	4,424,233	4,709,667
Commercial real estate mortgages	2,121,941	2,161,451
Residential mortgages	3,514,149	3,533,453
Real estate construction	730,734	835,589
Equity lines of credit	733,550	734,182
Installment	164,929	172,566
Loans and leases, excluding covered loans	11,689,536	12,146,908
Covered loans	1,803,048	1,851,821
Total loans and leases	13,492,584	13,998,729
Allowance for loan and lease losses	(292,799)	(288,493)
Net loans and leases	13,199,785	13,710,236
Premises and equipment, net	123,178	124,309
Goodwill and other intangibles	523,135	525,583
Other real estate owned (1)	135,551	113,866
FDIC indemnification asset	325,356	380,743
Other assets	989,572	950,034
Total assets	$ 20,066,475	$ 21,078,757

Liabilities
Deposits:
Noninterest-bearing	$ 7,881,959	$ 7,753,936
Interest-bearing	9,081,770	9,625,512
Total deposits	16,963,729	17,379,448
Federal funds purchased and securities sold under repurchase agreements	183,884	626,779
Other short-term borrowed funds	730	690
Subordinated debt	339,392	340,137
Other long-term debt	472,193	471,029
Other liabilities	196,471	196,529
Total liabilities	18,156,399	19,014,612

Redeemable noncontrolling interest	46,665	51,381

Equity
City National Corporation shareholders' equity:
Preferred stock	--	196,048
Common stock	53,886	53,886
Additional paid-in capital	505,330	513,550
Retained earnings	1,382,421	1,377,639
Accumulated other comprehensive income (loss)	23,927	(3,049)
Treasury shares	(127,342)	(151,751)
Total common shareholders' equity	1,838,222	1,790,275
Total shareholders' equity	1,838,222	1,986,323
Noncontrolling interest	25,189	26,441
Total equity	1,863,411	2,012,764
Total liabilities and equity	$ 20,066,475	$ 21,078,757

(1) Other real estate owned includes $77.5 million and $60.6 million covered by FDIC loss share at March 31, 2010 and December 31, 2009, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2009
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 364,483	$ 348,958	$ 350,931	$ 378,289
Federal funds sold	5,000	240,000	125,000	12,300
Due from banks - interest-bearing	443,443	767,362	205,656	140,484
Securities-available-for-sale	4,306,758	3,512,072	3,330,326	2,915,883
Trading securities	154,302	188,904	138,137	67,582
Loans and leases:
Commercial	4,709,667	4,594,683	4,764,755	4,708,627
Commercial real estate mortgages	2,161,451	2,164,398	2,162,294	2,173,983
Residential mortgages	3,533,453	3,541,534	3,511,598	3,413,538
Real estate construction	835,589	999,045	1,116,154	1,189,594
Equity lines of credit	734,182	694,660	691,226	651,127
Installment	172,566	174,170	175,315	168,245
Loans and leases, excluding covered loans	12,146,908	12,168,490	12,421,342	12,305,114
Covered loans	1,851,821	--	--	--
Total loans and leases	13,998,729	12,168,490	12,421,342	12,305,114
Allowance for loan and lease losses	(288,493)	(265,005)	(256,018)	(241,586)
Net loans and leases	13,710,236	11,903,485	12,165,324	12,063,528
Premises and equipment, net	124,309	126,097	125,510	128,189
Goodwill and other intangibles	525,583	533,367	496,562	498,194
Other real estate owned (1)	113,866	43,969	18,064	12,639
FDIC indemnification asset	380,743	--	--	--
Other assets	950,034	736,390	705,275	716,442
Total assets	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530

Liabilities
Deposits:
Noninterest-bearing	$ 7,753,936	$ 7,441,898	$ 7,118,660	$ 6,611,752
Interest-bearing	9,625,512	7,666,545	7,379,591	7,077,798
Total deposits	17,379,448	15,108,443	14,498,251	13,689,550
Federal funds purchased and securities sold under repurchase agreements	626,779	231,903	316,388	519,687
Other short-term borrowed funds	690	720	50,000	28,405
Subordinated debt	340,137	341,587	162,434	164,296
Other long-term debt	471,029	233,536	233,456	242,122
Other liabilities	196,529	216,026	189,588	199,863
Total liabilities	19,014,612	16,132,215	15,450,117	14,843,923

Redeemable noncontrolling interest	51,381	49,897	36,752	40,237

Equity
City National Corporation shareholders' equity:
Preferred stock	196,048	391,593	391,091	390,590
Common stock	53,886	53,886	53,886	50,961
Additional paid-in capital	513,550	514,904	511,939	393,114
Retained earnings	1,377,639	1,363,176	1,365,842	1,369,451
Accumulated other comprehensive income (loss)	(3,049)	24,329	(18,110)	(23,093)
Treasury shares	(151,751)	(154,245)	(156,119)	(157,094)
Total common shareholders' equity	1,790,275	1,802,050	1,757,438	1,633,339
Total shareholders' equity	1,986,323	2,193,643	2,148,529	2,023,929
Noncontrolling interest	26,441	24,849	25,387	25,441
Total equity	2,012,764	2,218,492	2,173,916	2,049,370
Total liabilities and equity	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530

(1) Other real estate owned includes $60.6 million covered by FDIC loss share at December 31, 2009.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2010	2009
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Allowance for Loan and Lease Losses (1)
Balance at beginning of period	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 224,046	$ 224,046

Net (charge-offs)/recoveries:
Commercial	(13,532)	(23,088)	(28,852)	(17,283)	(18,459)	(87,682)
Commercial real estate mortgages	(14,967)	(5,291)	(3,372)	--	--	(8,663)
Residential mortgages	(1,391)	(625)	(682)	(731)	(367)	(2,405)
Real estate construction	(14,183)	(27,562)	(42,651)	(36,189)	(14,049)	(120,451)
Equity lines of credit	(210)	(550)	(387)	(1,039)	(38)	(2,014)
Installment	(5,253)	(1,632)	(915)	(1,448)	(706)	(4,701)
Total net (charge-offs)/recoveries	(49,536)	(58,748)	(76,859)	(56,690)	(33,619)	(225,916)

Provision for credit losses	55,000	80,000	85,000	70,000	50,000	285,000

Transfers (to) from reserve for off-balance sheet credit commitments	(1,158)	2,236	846	1,122	1,159	5,363

Balance at end of period	$ 292,799	$ 288,493	$ 265,005	$ 256,018	$ 241,586	$ 288,493

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(1.20) %	(1.99) %	(2.42) %	(1.47) %	(1.57) %	(1.87) %
Commercial real estate mortgages	(2.82) %	(0.97) %	(0.62) %	0.00%	0.00%	(0.40) %
Residential mortgage	(0.16) %	(0.07) %	(0.08) %	(0.08) %	(0.04) %	(0.07) %
Real estate construction	(7.12) %	(11.92) %	(15.68) %	(12.59) %	(4.63) %	(11.01) %
Equity lines of credit	(0.12) %	(0.31) %	(0.22) %	(0.62) %	(0.02) %	(0.30) %
Installment	(12.54) %	(3.74) %	(2.05) %	(3.33) %	(1.67) %	(2.70) %
Total loans and leases, excluding covered loans	(1.68) %	(1.93) %	(2.47) %	(1.84) %	(1.10) %	(1.84) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 22,703	$ 22,703
Transfers from (to) allowance	1,158	(2,236)	(846)	(1,122)	(1,159)	(5,363)
Balance at end of period	$ 18,498	$ 17,340	$ 19,576	$ 20,422	$ 21,544	$ 17,340

(1) Allowance for loan and lease losses relates to total loans and leases, excluding covered loans.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)
	2010	2009
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Nonaccrual loans
Commercial	$ 73,838	$ 81,989	$ 90,744	$ 80,372	$ 56,246
Commercial real estate mortgages	66,194	76,027	60,833	36,112	16,923
Residential mortgages	12,045	15,488	12,961	17,262	13,270
Real estate construction	164,985	202,605	233,848	237,828	223,416
Equity lines of credit	4,089	3,422	2,507	2,919	2,432
Installment	8,865	9,176	7,373	3,768	1,354
Total nonaccrual loans	330,016	388,707	408,266	378,261	313,641

Other real estate owned, excluding covered OREO	58,025	53,308	43,969	18,064	12,639

Total nonperforming assets, excluding covered assets	$ 388,041	$ 442,015	$ 452,235	$ 396,325	$ 326,280

Covered assets (other real estate owned)	$ 77,526	$ 60,558	$ --	$ --	$ --

Loans 90 days or more past due on accrual status, excluding covered loans	$ 1,712	$ 5,689	$ 10,395	$ --	$ 16,261

Covered loans 90 days or more past due on accrual status	$ 323,620	$ 173,309	$ --	$ --	$ --

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	88.72%	74.22%	64.91%	67.68%	77.03%
Total nonperforming assets, excluding covered assets	75.46%	65.27%	58.60%	64.60%	74.04%
Total loans and leases, excluding covered loans	2.50%	2.38%	2.18%	2.06%	1.96%

Nonaccrual loans as a percentage of total loans, excluding covered loans	2.82%	3.20%	3.36%	3.05%	2.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	3.30%	3.62%	3.70%	3.19%	2.65%
Total assets	1.93%	2.10%	2.46%	2.24%	1.93%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2010		2009
	First Quarter		Fourth Quarter
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,559	4.33%	$ 4,607	4.30%
Commercial real estate mortgages	2,151	5.49	2,163	5.47
Residential mortgages	3,522	5.39	3,534	5.56
Real estate construction	807	3.70	917	3.88
Equity lines of credit	735	3.56	706	3.52
Installment	170	5.14	173	5.10
Total loans and leases, excluding covered loans	11,944	4.80	12,100	4.80
Covered loans	1,833	6.44	264	6.10
Total loans and leases	13,777	5.03	12,364	4.83
Due from banks - interest-bearing	275	0.51	906	0.34
Federal funds sold and securities purchased under resale agreements	46	0.20	375	0.13
Securities available-for-sale	3,974	3.39	3,804	3.62
Trading securities	62	(0.33)	74	1.95
Other interest-earning assets	147	1.76	84	3.48
Total interest-earning assets	18,281	4.56	17,607	4.21
Allowance for loan and lease losses	(295)		(276)
Cash and due from banks	299		313
Other non-earning assets	1,982		1,451
Total assets	$ 20,267		$ 19,095

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,235	0.24%	$ 2,027	0.21%
Money market accounts	4,853	0.62	4,093	0.64
Savings deposits	387	0.66	306	0.63
Time deposits - under $100,000	556	0.62	293	0.81
Time deposits -- $100,000 and over	1,239	0.96	1,221	1.04
Total interest-bearing deposits	9,270	0.58	7,940	0.60

Federal funds purchased and securities sold under repurchase agreements	300	2.62	236	3.38
Other borrowings	812	5.73	639	4.41
Total interest-bearing liabilities	10,382	1.04	8,815	0.95
Noninterest-bearing deposits	7,594		7,790
Other liabilities	288		249
Total equity	2,003		2,241
Total liabilities and equity	$ 20,267		$ 19,095

Net interest spread		3.52%		3.26%
Net interest margin		3.97%		3.74%

Average prime rate		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.
CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2009
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,607	4.30%	$ 4,724	4.26%	$ 4,721	4.21%	$ 4,756	4.22%	$ 4,702	4.25%
Commercial real estate mortgages	2,163	5.47	2,144	5.49	2,178	5.69	2,200	5.74	2,171	5.60
Residential mortgages	3,534	5.56	3,528	5.50	3,454	5.51	3,406	5.58	3,481	5.54
Real estate construction	917	3.88	1,079	3.58	1,153	3.04	1,232	3.20	1,094	3.40
Equity lines of credit	706	3.52	687	3.51	674	3.46	630	3.39	675	3.47
Installment	173	5.10	177	5.08	174	5.05	171	5.12	174	5.09
Total loans and leases, excluding covered loans	12,100	4.80	12,339	4.72	12,354	4.70	12,395	4.75	12,297	4.74
Covered assets	264	6.10	--	0.00	--	0.00	--	0.00	66	6.10
Total loans and leases	12,364	4.83	12,339	4.72	12,354	4.70	12,395	4.75	12,363	4.75
Due from banks - interest-bearing	906	0.34	204	0.50	195	0.60	134	0.47	362	0.41
Federal funds sold and securities purchased under resale agreements	375	0.13	338	0.15	15	0.23	11	0.24	186	0.14
Securities available-for-sale	3,804	3.62	3,560	4.03	3,252	4.08	2,302	4.65	3,234	4.03
Trading securities	74	1.95	71	0.18	112	1.36	115	0.19	93	0.89
Other interest-earning assets	84	3.48	76	3.76	75	3.45	76	3.48	77	3.54
Total interest-earning assets	17,607	4.21	16,588	4.40	16,003	4.49	15,033	4.67	16,315	4.43
Allowance for loan and lease losses	(276)		(260)		(246)		(236)		(255)
Cash and due from banks	313		308		324		335		320
Other non-earning assets	1,451		1,302		1,288		1,279		1,331
Total assets	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,027	0.21%	$ 1,637	0.25%	$ 1,388	0.29%	$ 1,098	0.32%	$ 1,541	0.26%
Money market accounts	4,093	0.64	4,232	0.66	4,111	0.86	3,897	1.01	4,084	0.79
Savings deposits	306	0.63	262	0.64	222	0.74	166	0.65	239	0.66
Time deposits - under $100,000	293	0.81	211	1.05	221	1.42	234	2.22	240	1.34
Time deposits -- $100,000 and over	1,221	1.04	1,221	1.24	1,311	1.56	1,463	2.06	1,303	1.50
Total interest-bearing deposits	7,940	0.60	7,563	0.67	7,253	0.89	6,858	1.16	7,407	0.82

Federal funds purchased and securities sold under repurchase agreements	236	3.38	234	3.41	472	1.77	723	1.22	415	2.00
Other borrowings	639	4.41	511	3.27	494	1.75	526	2.20	542	3.01
Total interest-bearing liabilities	8,815	0.95	8,308	0.91	8,219	0.99	8,107	1.23	8,364	1.02
Noninterest-bearing deposits	7,790		7,214		6,770		5,983		6,945
Other liabilities	249		212		234		271		241
Total equity	2,241		2,204		2,146		2,050		2,161
Total liabilities and equity	$ 19,095		$ 17,938		$ 17,369		$ 16,411		$ 17,711

Net interest spread		3.26%		3.49%		3.50%		3.44%		3.41%
Net interest margin		3.74%		3.94%		3.98%		4.00%		3.91%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.
CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2010	2009
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	51,690	51,509	51,482	50,416	48,046	50,272
Average - Diluted	52,092	51,720	51,660	50,551	48,130	50,421
Period-end	51,888	51,536	51,499	51,471	48,224
Book value for common shareholders	$ 35.43	$ 34.74	$ 34.99	$ 34.14	$ 33.87
Closing price:
High	$ 54.86	$ 47.32	$ 43.80	$ 44.14	$ 47.76	$ 47.76
Low	45.81	36.59	33.13	31.87	22.83	22.83
Period-end	53.97	45.60	38.93	36.83	33.77

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 13,856	$ 14,431	$ 13,669	$ 13,887	$ 13,619
Tier 1 common shareholders' equity	$ 1,309	$ 1,286	$ 1,261	$ 1,293	$ 1,173
Percentage of risk-weighted assets (2)	9.44%	8.91%	9.22%	9.31%	8.61%
Tier I capital	$ 1,586	$ 1,760	$ 1,682	$ 1,715	$ 1,594
Percentage of risk-weighted assets	11.44%	12.20%	12.31%	12.35%	11.71%
Total capital	$ 1,998	$ 2,186	$ 2,099	$ 1,969	$ 1,845
Percentage of risk-weighted assets	14.42%	15.15%	15.35%	14.18%	13.55%
Tier I leverage ratio	8.03%	9.48%	9.66%	10.16%	10.04%

Period-end equity to period-end assets	9.29%	9.55%	12.06%	12.31%	12.10%
Period-end common shareholders' equity to period-end assets	9.16%	8.49%	9.79%	9.95%	9.65%
Average equity to average assets	9.88%	11.73%	12.29%	12.35%	12.49%	12.20%
Average common shareholders' equity to average assets	9.10%	9.56%	9.96%	9.96%	9.96%	9.85%

Period-end tangible equity to period-end tangible assets (2)	6.86%	7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (2)	6.73%	6.15%	7.10%	7.35%	6.91%

Average tangible equity to average tangible assets (2)	7.49%	9.20%	9.72%	9.77%	9.75%	9.60%
Average tangible common shareholders' equity to average tangible assets (2)	6.68%	6.96%	7.33%	7.30%	7.14%	7.18%

Senior Debt Credit Ratings
For The Period Ended March 31, 2010
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	Aa3	A--	A--	A (high)
City National Corporation	A1	A--	BBB+	A

Notes:

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.

(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common shareholders' equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see page 13 and 14 of the Selected Financial Information.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity and tangible common shareholders' equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2010	2009
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Period End:
Total equity	$ 1,863,411	$ 2,012,764	$ 2,218,492	$ 2,173,916	$ 2,049,370
Less: Goodwill and other intangibles	(523,135)	(525,583)	(533,367)	(496,562)	(498,194)
Tangible equity (A)	1,340,276	1,487,181	1,685,125	1,677,354	1,551,176
Less: Noncontrolling interest	(25,189)	(26,441)	(24,849)	(25,387)	(25,441)
Less: Preferred stock	--	(196,048)	(391,593)	(391,091)	(390,590)
Tangible common shareholders' equity (B)	$ 1,315,087	$ 1,264,692	$ 1,268,683	$ 1,260,876	$ 1,135,145

Total assets	$ 20,066,475	$ 21,078,757	$ 18,400,604	$ 17,660,785	$ 16,933,530
Less: Goodwill and other intangibles	(523,135)	(525,583)	(533,367)	(496,562)	(498,194)
Tangible assets (C)	$ 19,543,340	$ 20,553,174	$ 17,867,237	$ 17,164,223	$ 16,435,336

Period-end tangible equity to period-end tangible assets (A)/(C)	6.86%	7.24%	9.43%	9.77%	9.44%
Period-end tangible common shareholders' equity to period-end tangible assets (B)/(C)	6.73%	6.15%	7.10%	7.35%	6.91%

Average Balance:
Total equity	$ 2,003,150	$ 2,240,642	$ 2,204,220	$ 2,145,859	$ 2,050,401	$ 2,160,922
Less: Goodwill and other intangibles	(524,838)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible equity (D)	1,478,312	1,707,328	1,693,706	1,648,372	1,551,172	1,650,692
Less: Noncontrolling interest	(26,427)	(24,815)	(25,369)	(25,438)	(25,441)	(25,264)
Less: Preferred stock	(132,915)	(389,688)	(391,353)	(390,838)	(390,348)	(390,557)
Tangible common shareholders' equity (E)	$ 1,318,970	$ 1,292,825	$ 1,276,984	$ 1,232,096	$ 1,135,383	$ 1,234,871

Total assets	$ 20,267,248	$ 19,095,212	$ 17,938,231	$ 17,369,311	$ 16,411,240	$ 17,711,495
Less: Goodwill and other intangibles	(524,838)	(533,314)	(510,514)	(497,487)	(499,229)	(510,230)
Tangible assets (F)	$ 19,742,410	$ 18,561,898	$ 17,427,717	$ 16,871,824	$ 15,912,011	$ 17,201,264

Average tangible equity to average tangible assets (D)/(F)	7.49%	9.20%	9.72%	9.77%	9.75%	9.60%
Average tangible common shareholders' equity to average tangible assets (E)/(F)	6.68%	6.96%	7.33%	7.30%	7.14%	7.18%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2010	2009
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 1,585,727	$ 1,760,136	$ 1,682,155	$ 1,714,912	$ 1,594,371
Less: Preferred stock	--	(196,048)	(391,593)	(391,091)	(390,590)
Less: Noncontrolling interest	(25,088)	(26,339)	(24,748)	(25,387)	(25,441)
Less: Trust preferred securities	(252,062)	(252,036)	(5,155)	(5,155)	(5,155)
Tier 1 common shareholders' equity (A)	$ 1,308,577	$ 1,285,713	$ 1,260,659	$ 1,293,279	$ 1,173,185

Risk-weighted assets (B)	$ 13,856,028	$ 14,430,857	$ 13,669,051	$ 13,886,674	$ 13,618,545

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	9.44%	8.91%	9.22%	9.31%	8.61%

(c) Operating Revenue

Operating revenue (excluding securities transactions) is a non-GAAP financial measure that represents total revenue less gains and losses on securities. Management reviews operating revenue in evaluating the Company's financial performance and believes that it enhances the comparability of the financial results with prior periods.

Total revenue for the first quarter of 2010 was $252.4 million, an increase of 31 percent from $192.2 million of total revenue in the first quarter of 2009. Operating revenue, which excludes net gains on securities of $1.1 million for the first quarter of 2010 and net losses on securities of $15.0 million for the first quarter of 2009, was $251.2 million and $207.2 million for the first quarter of 2010 and 2009, respectively. Operating revenue increased 21 percent from the first quarter of 2009.
CONTACT:  City National Corporation
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 63500999